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                                                                   Exhibit 10.26

                             AGREEMENT AND RELEASE

     AGREEMENT and RELEASE dated this 13th day of December, 1996, by and between Joseph A. Amram ("Mr. Amram") and Individual, Inc. ("the Company"). (Mr. Amram and the Company may be referred to jointly as "the parties.")

     WHEREAS, Mr. Amram previously served as the Company's President and Chief Executive Officer, and Chairman of the Company's Board of Directors; and

     WHEREAS, various disputes have arisen between the parties concerning severance pay and other matters pertaining to Mr. Amram's cessation of employment with the Company on August 7, 1996; and

     WHEREAS, Mr. Amram and the Company wish to resolve amicably, for their mutual benefit, all matters regarding Mr. Amram's cessation of employment and other disputes with the Company.

     NOW, THEREFORE, for good and valuable consideration as more fully described below, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Payments.
    --------

     a. The Company agrees to pay Mr. Amram a total gross sum of $480,000 (the equivalent of two years' compensation) according to the schedule set forth below:

          i. The Company will pay Mr. Amram a gross lump sum payment of $100,000 upon execution of this Agreement and Release.

          ii. Starting on January 1, 1997 and continuing until July 31, 1998, the Company shall pay Mr. Amram compensation continuation payments at the rate of $20,000 per month. Said compensation continuation payments shall be made according to the Company's regular payroll cycle pertaining to its executive employees.

     b. Payments made to Mr. Amram as specified in Paragraph 1 shall be subject to applicable tax withholdings, if any, as required by law. Mr. Amram has directed the Company to make the minimum withholdings as allowed by law with respect to all payments and stock issuance to be made pursuant to this Agreement.

     c. The Company shall grant to Mr. Amram, subject to the terms and conditions of the Company's Stock Option Plan, its standard non-employee director stock options, effective as if he had first been elected to the Board of Directors as an outside director as of the date of this Agreement. Said grant shall occur at the first meeting of the Board of Directors held after the execution of this Agreement and Release and the
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                                      -2-


price of the options shall be the closing price of the Company's stock that day on the NASDAQ.

     d. The Company shall transfer to Mr. Amram the two personal computers that Mr. Amram used prior to his cessation of employment. The parties agree that the value of the computers is $3,000. Mr. Amram hereby authorizes the Company to deduct any tax withholdings applicable to such transfer from the payment by the Company specified in Paragraph 1(a)(i) above. All risk of damage or loss with respect to such personal computers shall rest with Mr. Amram. The computers are transferred to Mr. Amram "as is," with no representations or warranties, express or implied, being made to Mr. Amram (including warranties of merchantability or fitness for a particular purpose) and, without limiting the generality of the foregoing in any way, in no event shall the Company be liable for any consequential, special, punitive, or other damages in connection with this computer transfer.

2.   Noncompetition, Nondisclosure and Developments.  Mr. Amram confirms the
     ----------------------------------------------
existence and continued validity of his Employee Noncompetition, Nondisclosure and Developments Agreement with the Company dated January 24, 1989, a true and correct copy of which is attached hereto as Exhibit A. The post-employment
                                            ---------
noncompetition period commenced on August 7, 1996.

3.   Releases.
     --------

     (a) In exchange for the benefits and undertakings described herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mr. Amram on behalf of himself as well as those members of his family who are stockholders of the Company and who Mr. Amram controls, and his and their fiduciaries, representatives, agents, estates, trusts, attorneys, executors, administrators, beneficiaries, successors and assigns, absolutely and unconditionally to release and forever discharge the Company and/or its successors and assigns, parent, subsidiary and/or affiliate companies, as well as all of their past and present directors, investors (including without limitation Microsoft and Knight-Ridder), officers, attorneys (including without limitation Testa, Hurwitz & Thibeault, LLP and each of its partners and employees), employees, insurers, representatives and agents, both individually and in any of their official capacities with the Company (the "Releasees"), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts, judgments and damages, in law or equity, whether existing or contingent, known or unknown, matured or immatured, including without limitation: claims arising out of Mr. Amram's employment with and/or cessation of employment with the Company; claims arising from or as a consequence of any actions or omissions to act of the Company's Board of Directors or individual directors of the Company; and claims arising from or as a consequence of any actions or omissions to act of the Releasees. This release is intended by Mr. Amram to be all encompassing and to act as a full and total release of any claims that Mr. Amram has, may have in the future, or has had against any or all of the Releasees resulting or arising from, relative to, or based on facts, events or
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                                      -3-

occurrences, since the Beginning of the World through the date of this Agreement and Release, including without limitation all claims of breach of fiduciary duty; all claims arising from or concerning Mr. Amram's status as a director, corporate officer, employee or stockholder of the Company; all claims for compensation (such as severance payments; bonus payments; benefits; accrued vacation pay; sick pay; reimbursable expenses; expense vouchers; obligations or commitments to grant stock options or to issue stock and all other rights to acquire stock, if any such obligations, commitments and/or rights are claimed to exist; performance bonuses; business-related expenses; and all other payments, commissions, compensations or reimbursements of every kind and description); all claims involving any federal or state securities laws; all claims involving any federal or state law or regulation relating to employment or employment discrimination (such as those laws or regulations concerning discrimination on the basis of age, alienage, race, color, creed, sex, sexual orientation, religion, national origin, handicap status or veteran status or any military service or application for military service); all claims involving any contract, whether oral or written, express or implied; or common law claims.

     (b) Mr. Amram, on his own behalf and on behalf of members of his family who are stockholders of the Company and who Mr. Amram controls, further agrees to release and discharge the Company, its subsidiaries and affiliates and/or their respective successors, assigns, stockholders, officers, directors, investors, employees, attorneys, representatives and agents, from any and all claims that might be made by any other person or organization on behalf of Mr. Amram or such members of his family, and Mr. Amram and such members of his family specifically waive any right to become, and promise not to become, a member of any class in a case in which any claim against the Company is made involving any matters subject to release pursuant to paragraph 3(a) (or, except as required by law or rule of court, to assist or cooperate in the bringing of any such claim against the Company, or its subsidiaries and/or their respective successors, assigns, stockholders, officers, directors, investors, employees, attorneys, representatives and/or agents).

     (c) In exchange for the above release by Mr. Amram, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, on behalf of itself and its successors, assigns, parent, subsidiaries and/or affiliated companies, directors, officers, employees, attorneys, representatives and agents, both individually and in their official capacities, hereby absolutely and unconditionally release and forever discharge Mr. Amram and his fiduciaries, representatives, agents, attorneys, estates, trusts, successors and assigns, from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts, judgments, damages and demands of every kind and nature, whether existing or contingent, known or unknown, both in law and equity, including without limitation, all claims arising out of Mr. Amram's employment or cessation of employment with the Company, and his actions as an officer and director of the Company. This release is intended by the Company to be all-encompassing and to act as a full and total release of any claims that
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                                      -4-

the Company may have or has had against Mr. Amram and his fiduciaries, representatives, agents, estates, successors and assigns, since the Beginning of the World through the date of this Agreement and Release; provided that nothing herein shall be construed to release any claims arising out of any misappropriation or infringing use of any confidential and/or proprietary information of the Company. The Company acknowledges that it has no knowledge of any misappropriation or infringing use of confidential and/or proprietary information by Mr. Amram.

     (d) These releases may be pleaded as a full and complete defense and may be used as the basis for an injunction against any action, suit or proceeding that may be prosecuted, instituted, or attempted in breach hereof. Nothing herein shall be deemed to waive the right of either party to bring an action to enforce the terms of, or recover damages for breach of any of terms of this Agreement and Release or of the Noncompetition, Nondisclosure and Developments Agreement.

     (e) In the event either party brings an action barred by these releases or the Company prevails in an action for violation of the Noncompetition, Nondisclosure and Developments Agreement, the losing party shall be obligated to reimburse the prevailing party for reasonable attorneys' fees and costs in such action.

     (f) Nothing herein is intended to affect any right to insurance or to indemnification either party may have under applicable law, under the Company's Certificate of Incorporation, or the Company's By-laws.

     (g) Mr. Amram acknowledges that the payments and benefits set forth herein, together with payments and benefits previously provided to Mr. Amram, shall be complete and unconditional payment, settlement, satisfaction and accord for all compensation arising out of his employment or the cessation thereof or that otherwise might be owed to him by the Company, including without limitation to all wages, salary, accrued but unused vacation pay, commissions, equity, stock options, stock warrants, bonus pay and severance pay.

4.   Commitments.
     -----------

     (a) In connection with any pooling transaction entered into by the Company while Mr. Amram serves as a director of the Company, Mr. Amram will execute any affiliate agreement that all other members of the Board of Directors also sign. In the event that Mr. Amram demonstrates to the reasonable satisfaction of the Board of Directors that he has a requirement to sell shares of Company common stock during any "lock-up" period relating to a pooling transaction to which the Company is a party, the Company will make good faith efforts to permit Mr. Amram to make such a sale in a manner and amount that, in the opinion of the Company's independent public accountants, is permitted under pooling-of-interests accounting rules.
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                                      -5-

     (b) Mr. Amram will provide the Board of Directors with not less than seven days prior written notice of his intention to purchase the securities of any privately-held company that at the time of such purchase is engaged in any business of the Company.

     (c) The parties shall maintain strict confidentiality concerning the dollar amount and all other terms of this Agreement and Release and, except as required pursuant to legal process, law or governmental regulation (including without limitation S.E.C. disclosure obligations), will not discuss the same with anyone, except on a confidential basis, with Mr. Amram's spouse, with accountants or attorneys when such disclosure is necessary for them to render professional services, and with representatives of the Company to the extent necessary for them to discharge their corporate duties and obligations. Nothing herein shall preclude Mr. Amram from advising any prospective employer of his post employment obligations to the Company under this Agreement and Release and/or the Noncompetition, Nondisclosure and Developments Agreement.

     (d) Nothing herein shall be deemed to bar either party from making any truthful disclosures as required by legal process or otherwise mandated by law subject to maximum appropriate protection of confidential information. Mr. Amram further agrees to provide the Company with prompt and timely notice of any request by subpoena or other legal process seeking testimony or information regarding the Company, its business, its employees and/or any and all matters relating to Mr. Amram's employment with or cessation of employment from the Company.

     (e) Mr. Amram agrees that he will not engage in any defamatory, disparaging, critical or otherwise detrimental communication with any other person or entity concerning the Company, including its officers, directors, employees, attorneys, business affairs or financial conditions or the circumstances surrounding his employment and separation from employment with the Company. The Company agrees that it will not engage in any defamatory, disparaging, critical or otherwise detrimental communication with any person or entity concerning Mr. Amram. Nothing herein shall be deemed to bar either party from making any truthful disclosures as required by legal process, or otherwise mandated by law, or upon request of any governmental agency.

5.   Compromise.  The parties agree and acknowledge that this Agreement and
     ----------
Release is the result of a compromise. While this Agreement and Release resolves the issues between the parties, it does not constitute an admission by either party of any liability whatsoever. Neither this Agreement and Release nor any of its terms shall be construed to be, or shall be admissible in any proceeding as, evidence of liability by either party. However, this Agreement and Release may be introduced in any proceeding to enforce its terms.

6.   Severability.  The parties agree that each provision herein shall be
     ------------
treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses. Moreover, if one or more of the provisions or subparts contained in this Agreement and Release shall for any reason be
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                                      -6-

held to be excessively broad as to scope or subject matter as to be unenforceable at law or equity, such provision, provisions or subparts shall be construed by limiting and reducing it or them so as to be enforceable to the extent compatible with applicable law.

7.   Notices and Payments.  All payments to Mr. Amram shall be made at the
     --------------------
address set forth below, or such other address as he shall inform the Company of in writing or, at the Company's option, shall be made by electronic deposit to a bank account designated by Mr. Amram. All notices and communications shall be given to the parties at the following addresses, or such other addresses as the parties shall provide to each other in writing:

          If to Mr. Amram:

                                 Joseph Amram
                                 330 Beacon Street
                                 Boston, MA  02116

          with a copy to:

                                 Gerard D. Goldstein, Esq.
                                 Goldstein & Manello, P.C.
                                 265 Franklin Street
                                 Boston, MA  02110

          If to the Company:

                                 Chairman of the Board of Directors
                                 Individual, Inc.
                                 8 New England Executive Park West
                                 Burlington, MA  01803

          with a copy to:

                                 William B. Asher, Jr., Esq.
                                 Testa, Hurwitz & Thibeault, LLP
                                 High Street Tower
                                 125 High Street
                                 Boston, MA  02110


8.   Representations and Governing Law.
     ---------------------------------

     (a) This Agreement and Release, together with its Exhibit A, (and those Agreements expressly referenced herein, such as the stock option plan) represents the complete understanding between the parties, supersedes any and all agreements and
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                                      -7-

understandings, whether oral or written, and may not be modified, altered, changed or waived, in whole or in part, except upon written consent of both parties. The parties agree that the Company will not have an adequate remedy if Mr. Amram fails to comply with Paragraphs 2 and 4 hereof, and that damages will not be readily ascertainable for such breach, and that in the event of such failure or breach, Mr. Amram shall not oppose any application by the Company seeking a decree of specific performance or an injunction enjoining a breach of this Agreement and Release.

     (b) Mr. Amram represents that he has carefully read this Agreement and Release, fully understands its terms, and is voluntarily executing same. In entering into this Agreement and Release, Mr. Amram does not rely on any representation, promise or inducement made by the Company, or any of its representatives, agents or attorneys, with the exception of the consideration described in this document.

     (c) This Agreement and Release shall in all respects be interpreted, enforced and governed under the internal and domestic laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law thereof. Any dispute hereunder will be adjudicated only in the courts located in Massachusetts. Mr. Amram hereby submits to the jurisdiction of such courts.

     (d) The parties agree to cooperate fully in the execution of any and all documents, and the taking of any additional action, which may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement and Release.

     (e) The language of all parts of this Agreement and Release shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

     (f) This Agreement and Release shall not be assigned by either party but shall be binding on the parties hereto and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of the Company's successors and assigns by merger or consolidation with another company or by the sale of all or substantially all of the assets or capital stock of the Company. The parties acknowledge and warrant that they have not assigned to any third party any rights, or claims of any nature against either party or any of the releasees specified in paragraph 3.
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                                      -8-

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Release to be executed as of the date set forth above.


INDIVIDUAL, INC.,                        JOSEPH A. AMRAM,

By: /s/ Robert Lentz                  By: /s/ Joseph A. Amram
   ---------------------------           ------------------------------
   Robert Lentz                          Joseph A. Amram